UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 25, 2014

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)
7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 25, 2014, Unifi, Inc. (the “Registrant”) and its subsidiary Unifi Manufacturing, Inc. (“UMI”), as borrowers, entered into a Fifth Amendment to Credit Agreement (“Fifth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as agent for the lenders, and certain lenders party thereto (the “Lenders”), which amends the Registrant’s Credit Agreement dated as of May 24, 2012 (as amended, the “Credit Agreement”) that provides for a senior secured credit facility (the “Facility”). In connection with and as part of the Fifth Amendment, the Registrant also entered into a Second Amended and Restated Term Note. The Facility consists of a revolving credit facility (the “Revolver”) and a term loan (the “ABL Term Loan”). Certain capitalized terms used but not defined herein have the meanings given to them in the Fifth Amendment, which is filed as an Exhibit to this Form 8-K, or in the Credit Agreement, which has been filed by the Registrant as an Exhibit to previous reports under the Securities Exchange Act of 1934, as amended.

As its principal features, the Fifth Amendment: (a) increases the ABL Term Loan by $22 million to $90 million; (b) increases the fixed quarterly payments on the ABL Term Loan from $2.125 million to $2.812 million; (c) modifies the calculation of the Fixed Charge Coverage Ratio in the Facility to exclude certain Capital Expenditures and Permitted Acquisitions, at the election of the Registrant, through June 30, 2015, subject to a maximum exclusion of $40 million for any consecutive 12-month period and other limitations; (d) increases the ABL Term Loan interest rate from LIBOR plus an applicable margin of 2.25%, or the Base Rate plus an applicable margin of 1.25%, to LIBOR plus an applicable margin of 2.50%, or the Base Rate plus an applicable margin of 1.50%; (e) modifies the date on which the eligibility of certain collateral is calculated as a date between July 19, 2015 and December 31, 2015, subject to satisfaction of certain additional conditions, such that the ABL Term Loan amount can be increased up to $90 million; (f) related to the making of Restricted Payments (consisting of dividends and share repurchases), in addition to existing requirements, added a requirement to have a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 during the same period, calculated on a pro forma basis as if all such Restricted Payments made pursuant to the most recent compliance certificate date were made on the last day of the applicable twelve-fiscal-month period; and (g) removes the requirement to hedge interest rate exposure on funded indebtedness.

In connection with the $22 million increase to the ABL Term Loan on August 25, 2014, amounts outstanding under the Revolver were reduced on the following day by a corresponding $22 million. As a result, the net effect of the Fifth Amendment is to increase the Registrant’s borrowing capacity under the Facility by $22 million, which the Registrant may use to fund strategic initiatives, including possible capital expenditures.

In connection with the Fifth Amendment, the Registrant paid the Lenders a fee equal to $95,000. Other than in respect of the Facility, neither the Registrant nor any of its affiliates has any material relationship with any of the other parties to the Credit Agreement, other than that Bank of America, N.A. and Wells Fargo have performed for the Registrant and its affiliates, and may in the future perform, various commercial banking, investment banking, underwriting, trust and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing discussion of the terms of the Fifth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is included as Exhibit 4.1 to this Form 8-K.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The discussion in Item 1.01 above is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1

Fifth Amendment to Credit Agreement, dated as of August 25, 2014, by and among the Registrant and Unifi Manufacturing, Inc., as borrowers, Wells Fargo Bank, N.A., as agent for the lenders, and certain lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ W. RANDY EADDY
W. Randy Eaddy
General Counsel and Secretary

Dated:     August 29, 2014

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1

Fifth Amendment to Credit Agreement, dated as of August 25, 2014, by and among the Registrant and Unifi Manufacturing, Inc., as borrowers, Wells Fargo Bank, N.A., as agent for the lenders, and certain lenders party thereto.